EXHIBIT 99.1

Media Release

WCA WASTE CORPORATION TO BE ACQUIRED BY

MACQUARIE INFRASTRUCTURE PARTNERS II

HOUSTON, TX AND NEW YORK, NY DECEMBER 21, 2011 (GLOBE NEWSWIRE) — WCA Waste Corporation (NASDAQ: WCAA) (“WCA”) announced today that it has entered into an agreement and plan of merger with Macquarie Infrastructure Partners II (“MIP II”), a leading North American infrastructure investment fund. Under the terms of the agreement, MIP II will acquire all of the outstanding common stock of WCA for $6.50 per share in cash, redeem all Series A preferred stock and either partially or completely refinance WCA’s existing credit facilities. The transaction is valued at approximately $526 million. The purchase price represents a premium of 30% over WCA’s closing stock price on December 20, 2011.

WCA is a vertically integrated, non-hazardous solid-waste services company providing collection, transfer and disposal services to commercial, industrial and residential customers. The company’s operations consist of 25 landfills, 29 transfer stations and 29 collection operations. Headquartered in Houston, Texas, WCA serves approximately 450,000 customers in 14 states in the Southeast and Midwest US.

“We are excited about the company that we have built to date and are pleased to be partnering with MIP II as we enter into our next phase of growth,” said Tom J. Fatjo Jr., WCA’s Chairman and Chief Executive Officer. “Macquarie Group has a demonstrated track record in the waste-management sector. Our employees and customers will benefit from their operational knowledge and should not see any impact on day-to-day services. Our investors will also benefit as this transaction provides an excellent opportunity to realize value.”

“The acquisition of WCA represents an attractive opportunity for Macquarie Infrastructure Partners II,” said Christopher Leslie, Chief Executive Officer of MIP II. “The management team at WCA has done an excellent job in building successful operations across many geographies. This acquisition will leverage our existing industry knowledge and help us to expand and diversify MIP II’s North American portfolio.”

The Board of Directors of WCA has unanimously approved the transaction. In addition to the approval of WCA stockholders, the transaction is subject to customary closing conditions, including certain regulatory approvals. The transaction is expected to be completed in the first quarter of 2012.

The transaction will be financed through a combination of shareholder capital from MIP II and new underwritten credit facilities. The new credit facilities will be used to provide liquidity going forward, refinance WCA’s existing credit facilities, and may also be used to refinance WCA 7  1/2 percent senior notes due in 2019 (the “Notes”). A total of up to $275 million of the new credit facilities may be drawn at close if none of the Notes remain in place, and this new facilities drawdown will be scaled back to the extent the Notes do remain in place. As part of the transaction, WCA will be required to make a change of control offer pursuant to the Notes indenture.

Following completion of the transaction, WCA’s common stock will cease to be traded on NASDAQ.

Andrews Kurth LLP served as legal advisor to WCA. Imperial Capital, LLC rendered a fairness opinion to the Board of Directors of WCA Waste Corporation in connection with the approval of the transaction by the board. Macquarie Capital and Mayer Brown LLP served as MIP II’s financial advisor and legal advisor, respectively.

About Macquarie Infrastructure Partners

Macquarie Infrastructure Partners Inc. is a member of the Macquarie Group of companies and manages the unlisted Macquarie Infrastructure Partners (MIP) and Macquarie Infrastructure Partners II (MIP II) funds. MIP and MIP II have combined equity under management of over $5.5 billion committed to infrastructure investments in North America. MIP and MIP II have ownership interests in a diversified portfolio of businesses, including waste services, toll roads, bridges, utilities, ports, and telecommunications infrastructure.

About Macquarie

Macquarie Group (Macquarie) is a global provider of banking, financial, advisory, investment and funds management services. Macquarie’s main business focus is making returns by providing a diversified range of services to clients. Macquarie acts on behalf of institutional, corporate and retail clients and counterparties around the world. Founded in 1969, Macquarie operates in more than 70 office locations in 28 countries. Macquarie employs approximately 15,000 people and has assets under management of over $317 billion (as of September 30, 2011).

About WCA Waste Corporation

WCA Waste Corporation is an integrated company engaged in the collection, transportation, processing and disposal of non-hazardous solid waste. The Company’s operations currently consist of 25 landfills, 29 transfer stations/material recovery facilities and 29 collection operations located throughout Alabama, Arkansas, Colorado, Florida, Kansas, Massachusetts, Missouri, New Mexico, North Carolina, Ohio, Oklahoma, South Carolina, Tennessee and Texas. The Company’s common stock is traded on the NASDAQ Stock Market under the symbol “WCAA.”

For further information, please contact:

Tommy Fatjo

Senior Vice President – Finance, WCA Waste Corporation

Tel: +1 713 292 2400

Paula Chirhart

Corporate Communications, Macquarie Group

Tel: +1 212 231 1239

FORWARD LOOKING STATEMENTS

This press release and other communications, such as conference calls, presentations, statements in public filings, other press releases, include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934. Forward-looking statements generally include discussions and descriptions other than historical information. These forward-looking statements can generally be identified as such because the context of the statement will include words such as “trend,” “may,” “annualized,” “should,” “outlook,” “project,” “intend,” “seek,” “plan,” “believe,” “anticipate,” “expect,” “estimate,” “potential,” “continue,” “goal,” or “opportunity,” the negatives of these words, or similar words or expressions. The forward-looking statements made herein are only made as of the date of this press release and we undertake no obligation to publicly update such forward looking statements to reflect subsequent events or circumstances. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, such as the possibility that the proposed transaction does not close, including, but not limited to, due to a failure to satisfy the closing conditions, the failure of the stockholders of WCA to approve the proposed transaction, the possibility that WCA will not obtain necessary regulatory approvals to consummate the proposed transaction and other risk factors detailed in the reports filed with the Securities and Exchange Commission (the “SEC”) by WCA.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

WCA intends to file with the SEC a preliminary proxy statement and a definitive proxy statement and other relevant materials in connection with the merger described in the press release referenced above. The definitive proxy statement will be sent or given to the stockholders of WCA. Before making any voting or investment decision with respect to the merger, stockholders are urged to read the proxy statement and other relevant materials when they become available because they will contain important information about the merger. The proxy statement and other relevant materials (when they become available), and any other documents filed by WCA with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov or at WCA’s website at www.wcaa.com.

WCA and each of its respective executive officers, directors and other members of their management and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies from WCA’s stockholders in favor of the proposed transaction. A list of the names of WCA’s executive officers and directors and a description of their respective interests in WCA are set forth in WCA’s annual report on Form 10-K for the fiscal year ended December 31, 2010 and the proxy statement and other relevant materials filed with the SEC in connection with the merger when they become available. Certain executive officers and directors of WCA have interests in the proposed transaction that may differ from the interests of stockholders generally, including benefits conferred under retention, severance and change in control arrangements and continuation of director and officer insurance and indemnification. These interests and any additional benefits in connection with the proposed transaction will be described in the proxy statement relating to the merger when it becomes available.